EXHIBIT 31.2

CERTIFICATION

I, Darin P. McAreavey, Executive Vice President, Chief Financial Officer, Secretary and Treasurer, certify that:

1.     I have reviewed this amendment to the annual report on Form 10-K of Stellent, Inc.;

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.     Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report.

/s/ DARIN P. MCAREAVEY
Darin P. McAreavey
Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Date: June 21, 2006